Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                        (512) 433-5210
FORESTAR GROUP INC. REPORTS
FIRST QUARTER 2011 RESULTS
     AUSTIN, TEXAS, May 4, 2011—Forestar Group Inc. (NYSE: FOR) today reported a first quarter 2011 net loss of approximately ($2.5) million, or ($0.07) per basic share, compared with a first quarter 2010 net loss of ($3.0) million, or ($0.08) per basic share outstanding.
     “Our first quarter results reflect current market conditions for our real estate and natural resources,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Residential markets remain challenging; however, inventories of finished lots and new home inventories have declined to near historical lows, and the major markets of Texas have stabilized and are improving, in many cases leading the nation in recovery. In addition, we are encouraged by the level of leasing and drilling activity in our basins despite current natural gas inventories and prices. We are committed to our strategy, recognizing and responsibly delivering the greatest value from every acre and growing through strategic and disciplined investments.”
     Mr. DeCosmo noted that the Company’s first quarter 2011 highlights included:
•	Generating a seismic exploration agreement on over 31,000 net mineral acres

•	Leasing approximately 4,900 net mineral acres to oil and gas companies for exploration and production activities

•	Acquiring undeveloped land near our Cibolo Canyons development in San Antonio, Texas, securing substantial environmental and development credits

•	Closing 214 residential lot sales at an average price of $48,200 per lot

•	Selling over 2,600 acres of timberland for $6.1 million
     Forestar Group manages its operations through three business segments:
•	Real estate,

•	Mineral resources, and

•	Fiber resources
     At the end of first quarter 2011, our real estate segment includes approximately 219,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include approximately 604,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama, and Georgia. Also included is a 45%

nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama and about 17,800 acres of ground water leases in central Texas. Fiber resources include the sale of wood fiber and management of our recreational leases.
REAL ESTATE

	1st Qtr.	1st Qtr.	4th Qtr.
($ in Millions)	2011	2010	2010
Segment Earnings (Loss)	$2.6	$0.3	($5.5)
     First quarter 2011 real estate segment earnings include $6.1 million in undeveloped land sales, compared with $4.7 million in first quarter 2010 and $2.8 million in fourth quarter 2010. First quarter 2011 real estate segment earnings include the sale of over 1,400 acres of undeveloped land in East Texas for approximately $2,100 per acre.
     Fourth quarter 2010 real estate segment earnings were negatively impacted by non-cash impairment charges of $10.4 million primarily associated with residential development projects located near Atlanta, Georgia and Fort Worth, Texas and a commercial real estate tract held in a venture near the Texas Gulf Coast.
MINERAL RESOURCES

	1st Qtr.	1st Qtr.	4th Qtr.
($ in Millions)	2011	2010	2010
Segment Earnings	$5.6	$6.2	$6.1
     First quarter 2011 mineral resources segment earnings include almost $1.7 million in bonus revenues from leasing almost 4,900 net mineral acres for $343 per acre principally located in Louisiana. In addition, first quarter 2011 results include almost $1.6 million related to a seismic exploration agreement covering over 31,100 net mineral acres in Louisiana.
FIBER RESOURCES

	1st Qtr.	1st Qtr.	4th Qtr.
($ in Millions)	2011	2010	2010
Segment Earnings	$0.6	$1.4	$1.2
     During first quarter 2011 Forestar generated almost $0.9 million in revenues from the sale of over 81,000 tons of fiber, a majority of which was sold to Temple-Inland at market prices.
SUMMARY
     “Since first quarter 2009 we have been focused on executing our strategy and implementing near-term strategic initiatives to reduce debt, increase financial flexibility, and position our business for growth. We have made investments in our management team, with individuals who bring a proven track record of real estate and natural resources value creation to Forestar. The combination of our value creation strategy, and a portfolio of competitive and well-located assets, uniquely positions our company to benefit from improving market conditions. In addition, our increased financial flexibility and dynamic and experienced management team have Forestar well positioned to take advantage of acquisition and investment opportunities which have been created by the dislocation in real estate markets,” concluded Mr. DeCosmo.
     The Company will host a conference call on May 4, 2011 at 10:00 am EDT to discuss results of first quarter 2011. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-783-2140 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-857-350-1599. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 83876744.
About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures approximately 219,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 18 real estate projects representing over 29,600 acres currently in the entitlement process, and 73 entitled, developed and under development projects in seven states and eleven markets encompassing almost 15,800 acres, comprised of over 27,200 planned residential lots and over 2,300 commercial acres. The mineral resources segment manages about 604,000 net acres of oil and gas mineral interests. The fiber resources segment includes the sale of wood fiber and management of our recreational leases. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama and about 17,800 acres of ground water leases in Central Texas. Forestar’s address on the World Wide Web is www.forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	First Quarter
	2011	2010
	(In thousands,
	Except per share)

Revenues
Real estate	$21,139	$17,248
Mineral resources	7,333	7,127
Fiber resources	1,368	1,983

Total revenues	$29,840	$26,358

Segment earnings
Real estate	$2,575	$312
Mineral resources	5,598	6,178
Fiber resources	640	1,443

Total segment earnings	8,813	7,933
Items not allocated to segments
General and administrative	(3,916)	(4,538)
Share-based compensation	(4,100)	(3,534)
Interest expense	(4,009)	(4,546)
Other non-operating income	27	198

Loss before taxes	(3,185)	(4,487)
Income tax benefit	712	1,515

Net loss attributable to Forestar Group Inc.	$(2,473)	$(2,972)

Earnings per share — Basic:
Net loss per common share	$(0.07)	$(0.08)

Average basic shares outstanding	35.3	36.1

	First Quarter	First Quarter
Supplemental Financial Information	2011	2010
	($ In thousands)
Borrowings under credit facility	$136,000	$128,000
Other debt (a)	94,600	76,406

Total Debt	$230,600	$204,406

(a)	Consists principally of consolidated venture non-recourse debt.

FORESTAR GROUP INC.
REAL ESTATE SEGMENT
PERFORMANCE METRICS

	First Quarter
REAL ESTATE	2011	2010
Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	214	195
Revenue per Lot Sold	$48,200	$49,500
Commercial Acres Sold	20.0	1.6
Revenue per Commercial Acre Sold	$152,500	$172,800
Undeveloped Acres Sold	2,630	2,090
Revenue per Acre Sold	$2,300	$2,300
Owned & Consolidated Ventures:
Residential Lots Sold	145	102
Revenue per Lot Sold	$54,300	$57,400
Commercial Acres Sold	—	1.3
Revenue per Commercial Acre Sold	—	$121,700
Undeveloped Acres Sold	2,630	2,090
Revenue per Acre Sold	$2,300	$2,300
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	69	93
Revenue per Lot Sold	$35,500	$40,700
Commercial Acres Sold	20.0	0.3
Revenue per Commercial Acre Sold	$152,500	$372,700
Undeveloped Acres Sold	—	—
Revenue per Acre Sold	—	—
FIRST QUARTER 2011
REAL ESTATE PIPELINE

		In		Developed &
		Entitlement		Under
Real Estate	Undeveloped	Process	Entitled	Development	Total Acres*

Undeveloped Land
Owned	166,141				173,118
Ventures	6,977

Residential
Owned		26,819	7,889	584	40,267
Ventures			4,354	621

Commercial
Owned		2,801	1,095	539	5,145
Ventures			476	234

Total Acres	173,118	29,620	13,814	1,978	218,530

Estimated Residential Lots			23,737	3,480	27,217

*	In addition, Forestar owns a 58% interest in a venture which controls approximately 16,000 acres of undeveloped land in Georgia.

FORESTAR GROUP INC.
MINERAL RESOURCES SEGMENT
PERFORMANCE METRICS

	First Quarter
MINERAL RESOURCES	2011	2010
Leasing Activity
Acres Leased	4,900	2,130
Average Bonus / Acre	$343	$1,495
Delay Rental Revenues	$156,000	$432,000

Royalties[1]
Natural Gas Production (MMcf)	466.8	346.5
Average Natural Gas Price ($ / Mcf)	$3.72	$4.34
Oil Production (Barrels)	32,000	29,400
Average Oil Price ($ / Barrel)	$82.49	$71.26
MMcfe Production[2]	658.6	523.1
Average Price ($ / MMcfe)	$6.64	$6.89

Well Activity[3]
Net Acres Held By Production	30,000	31,000
Wells Drilled	2	2
Active Wells	496	474

[1]	Includes our share of activity from a venture in which we own a 50% interest. Our share of venture natural gas production activity is 158.6 MMcf in first quarter 2011, and 26.6 MMcf in first quarter 2010.

[2]	MMcfe — Million Cubic Feet Equivalent (converting oil to natural gas at 6 Mcfe / Bbl)

[3]	Wells are owned and operated by third-party lessees / operators
FIRST QUARTER 2011
MINERAL RESOURCES PIPELINE1
     Forestar’s mineral resources segment includes approximately 604,000 net mineral acres principally located in Texas, Louisiana, Alabama and Georgia.

	Available		Held by
State	for Lease	Leased[2]	Production	Total[3]
Texas	156,000	71,000	25,000	252,000
Louisiana	118,000	21,000	5,000	144,000
Georgia	166,000	—	—	166,000
Alabama	40,000	—	—	40,000
California	1,000	—	—	1,000
Indiana	1,000	—	—	1,000

Total	482,000	92,000	30,000	604,000

[1]	Includes ventures

[2]	Includes leases in primary lease term or for which a delay rental payment has been received. In the ordinary course of business, leases covering a significant portion of leased net mineral acres may expire from time to time in a single reporting period.

[3]	Excludes 477 net mineral acres located in Colorado, including 382 acres leased and 26 acres held by production.

FORESTAR GROUP INC.
FIBER RESOURCES SEGMENT
PERFORMANCE METRICS

	First Quarter
FIBER RESOURCES	2011	2010
Fiber Sales *
Pulpwood Tons Sold	65,600	83,100
Average Pulpwood Price / Ton	$9.18	$10.92
Sawtimber Tons Sold	15,500	29,600
Average Sawtimber Price / Ton	$16.98	$20.14

Total Tons Sold	81,100	112,700
Average Price / Ton	$10.67	$13.34

Recreational Activity
Average Acres Leased	200,000	212,300
Average Lease Rate / Acre	$8.91	$8.17

*	The majority of our fiber sales were to Temple-Inland Inc. at market prices.
Note: Sales of fiber in first quarter 2011 were impacted by the sale of approximately 30,000 acres of timberland associated with our strategic initiatives and retail land sales program since first quarter 2010 and delaying harvest plans on about 55,000 acres currently held for sale.

FORESTAR GROUP INC.
PROJECTS IN ENTITLEMENT
A summary of projects in the entitlement process(a) at first quarter-end 2011 follows:

		Project
Project	County	Acres(b)

California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Crossing	Coweta	230
Dallas Highway	Haralson 1,060
Fincher Road	Cherokee	3,890
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow 350
Home Place	Coweta	1,510
Martin's Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	100
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150

Total		29,620

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation of an application for governmental land-use approvals, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

FORESTAR GROUP INC.
REAL ESTATE PROJECTS
A summary of our entitled,(a) developed & under development projects at first quarter-end 2011 follows:

			Residential Lots(c)		Commercial Acres(d)
			Lots Sold		Acres Sold
		Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra	100%	—	—	—	288
	Costa/Sacramento
Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	115	494	2	8
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	603	—	13
Texas
Arrowhead Ranch	Hays	100%	—	259	—	6
Caruth Lakes	Rockwall	100%	324	325	—	—
Cibolo Canyons	Bexar	100%	666	749	64	157
Harbor Lakes	Hood	100%	201	248	2	12
Hunter’s Crossing	Bastrop	100%	347	143	38	71
La Conterra	Williamson	100%	76	424	—	58
Maxwell Creek	Collin	100%	710	289	10	—
Oak Creek Estates	Comal	100%	79	568	13	—
The Colony	Bastrop	100%	412	734	22	31
The Gables at North Hill	Collin	100%	199	84	—	—
The Preserve at Pecan Creek	Denton	100%	316	502	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	179	16
Westside at Buttercup Creek	Williamson	100%	1,327	187	66	—
Other projects (9)	Various	100%	1,555	17	197	24
Georgia
Towne West	Bartow	100%	—	2,674	—	121
Other projects (13)	Various	100%	—	2,934	—	705
Missouri and Utah
Other projects (2)	Various	100%	460	94	—	—

			6,787	11,492	593	1,634
Projects in entities we consolidate
Texas
City Park	Harris	75%	1,150	161	50	115
Lantana	Denton	55% (e)	631	1,601	—	—
Light Farms	Collin	65%	—	2,868	—	—
Stoney Creek	Dallas	90%	109	645	—	—
Timber Creek	Collin	88%	—	614	—	—
Other projects (4)	Various	Various	709	254	26	25

			2,599	6,143	76	140

Total owned and consolidated			9,386	17,635	669	1,774
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%	636	445	26	113
The Georgian	Paulding	38%	288	1,097	—	—
Other projects (3)	Various	Various	1,710	77	3	—
Texas
Bar C Ranch	Tarrant	50%	251	948	—	—
Entrada	Travis	50%	—	821	—	3
Fannin Farms West	Tarrant	50%	318	63	—	15
Harper’s Preserve	Montgomery	50%	—	1,722	—	72
Lantana	Denton	Various (e)	1,436	116	14	76
Long Meadow Farms	Fort Bend	19%	711	1,372	107	113
Southern Trails	Brazoria	40%	452	575	—	—
Stonewall Estates	Bexar	25%	271	117	—	—
Summer Creek Ranch	Tarrant	50%	796	478	—	71
Summer Lakes	Fort Bend	50%	357	773	56	—
Village Park	Collin	50%	356	215	3	2
Waterford Park	Fort Bend	50%	—	210	—	90
Other projects (2)	Various	Various	297	227	—	15
Florida
Other projects (3)	Various	Various	519	326	—	—

Total in ventures			8,398	9,582	209	570

Combined Total			17,784	27,217	878	2,344

(a)	A project is deemed entitled when all major discretionary governmental land-use approvals have been received. Some projects may require additional permits and/or non-governmental authorizations for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest. Lots remaining represent vacant developed lots, lots under development and future planned lots and are subject to change based on business plan revisions.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 19 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our significant commercial and income producing properties at first quarter-end 2011 follows:

			Interest
Project	County	Market	Owned(a)	Type	Description
Broadstone Memorial	Harris	Houston	100%	Multifamily	401 unit luxury apartment
Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Las Brisas	Williamson	Austin	59%	Multifamily	414 unit luxury apartment

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.